Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Robinson and Trent N. Tappe, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 be filed with respect to the Warner Music Group Corp. 2020 Omnibus Incentive Plan and the Amended and Restated Warner Music Group Corp. Senior Management Free Cash Flow Plan, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stephen Cooper Stephen Cooper	Chief Executive Officer; Director (Principal Executive Officer (Principal Executive Officer)	March 12, 2020

/s/ Eric Levin Eric Levin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2020

/s/ Michael Lynton Michael Lynton	Chairman of the Board of Directors	March 10, 2020

/s/ Len Blavatnik Len Blavatnik	Vice Chairman of the Board of Directors	May 21, 2020

/s/ Lincoln Benet Lincoln Benet	Director	May 21, 2020

/s/ Alex Blavatnik Alex Blavatnik	Director	May 21, 2020

/s/ Mathias Döpfner Mathias Döpfner	Director	April 23, 2020

/s/ Noreena Hertz Noreena Hertz	Director	March 10, 2020

/s/ Ynon Kreiz Ynon Kreiz	Director	March 10, 2020

/s/ Max Lousada Max Lousada	Director	March 13, 2020

/s/ Thomas H. Lee Thomas H. Lee	Director	March 13, 2020

/s/ Donald A. Wagner Donald A. Wagner	Director	May 21, 2020